UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2019 (April 26, 2019)

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 SOUTH VAN BUREN AVENUE BARBERTON, OHIO	44203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 30, 2019, Babcock & Wilcox Enterprises, Inc. ("we," "our," "us," or the "Company") entered into a backstop exchange agreement, investor rights agreement and registration rights agreement, each as described below. Each of these agreements was entered into in connection with the Company's previously disclosed obligations under that certain letter agreement, dated April 5, 2019, among the Company, B. Riley FBR, Inc. (“B. Riley”) and Vintage Capital Management, LLC (“Vintage”), pursuant to which the parties agreed to use their reasonable best efforts to effect a series of equitization transactions for a portion of the last-out term loans extended under the Company's Credit Agreement, dated May 11, 2015 (as amended, the "Credit Agreement"), with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto.
The descriptions of the terms of each agreement below do not purport to be complete and are subject to, and qualified in its entirety by, the full text of each agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, and incorporated herein by reference.
Each of B. Riley and Vintage is a significant stockholder of, and lender to, the Company. As previously disclosed, the Company and B. Riley are party to a consulting agreement. A description of the Company's relationships with each of B. Riley and Vintage has been previously disclosed under the heading "Certain Relationships and Related Transactions" contained in the Company's Annual Report on Form 10-K as amended on April 30, 2019, which is incorporated herein by reference.
Backstop Exchange Agreement
On April 30, 2019, the Company entered into a backstop exchange agreement (the “Backstop Exchange Agreement”) with B. Riley. Pursuant to the Backstop Exchange Agreement, B. Riley has agreed to purchase from the Company, at a price of $0.30 per share, all unsubscribed shares of our common stock, par value $0.01 per share ("Common Stock"), to be issued in connection with a rights offering to be conducted on the terms set forth in the Backstop Exchange Agreement. B. Riley may pay the purchase price for any shares of Common Stock purchased pursuant to the Backstop Exchange Agreement by cash or by exchanging an equal principal amount of Tranche A-2 or Tranche A-3 last-out term loans extended under the Credit Agreement. The completion of the rights offering, as well as each parties obligations to complete the purchase of shares pursuant to the Backstop Exchange Agreement, are subject to certain customary conditions, including among others that (i) a registration statement with respect to the rights offering has been declared and remains effective, (ii) all material governmental and third-party notifications and consents have been obtained, (iii) the Company has received stockholder approval of each of the Equitization Proposals (as defined in the Backstop Exchange Agreement) and (iv) the rights offering has been conducted in accordance with the terms of the Backstop Exchange Agreement.
B. Riley will not receive any fee for acting as backstop pursuant to the Backstop Exchange Agreement. The offering, issuance, and distribution of the shares of the Common Stock in connection with the Backstop Exchange Agreement, if any, will be exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.
Investor Rights Agreement
On April 30, 2019, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with B. Riley and Vintage Capital Management, LLC (“Vintage”). Under the Investor Rights Agreement, the Company agreed to appoint three directors to the Board of Directors (the “Board”) of the Company nominated by each of Vintage and B. Riley, with the size of the full Board to remain at seven directors. Vintage re-nominated Henry E. Bartoli and designated Matthew E. Avril and Brian R. Kahn, each of whom is already a member of the Board, as its nominees under the Investor Rights Agreement. B. Riley designated Alan B. Howe and Bryant R. Riley to serve as Class II and Class III directors, respectively, under the Investor Rights Agreement, each of whom has been appointed to the Board. B. Riley elected not to designate a third individual at this time but retains the right to do so in the future.
Pursuant to the Investor Rights Agreement, each of Vintage and B. Riley will retain their right to nominate directors to serve on the Board so long as they continue to meet certain quantitative thresholds with regard to the amount of Common Stock and debt they beneficially own. B. Riley’s contractual rights to nominate directors will continue with respect to:

1.	prior to the closing of the last of the Equitization Transactions (as defined in the Investor Rights Agreement):

a.
three Board members, for so long as B. Riley beneficially owns at least $56.25 million of the Tranche A-2 Term Loan and Tranche A-3 Term Loan (as defined in the Investor Rights Agreement) under our U.S. credit agreement, combined;

b.
two Board members, after the first time that B. Riley beneficially owns less than $56.25 million of the Tranche A-2 Term Loan and Tranche A-3 Term Loan, combined, but for so long as B. Riley continues to beneficially own at least $37.50 million of the Tranche A-2 Term Loan and Tranche A-3 Term Loan, combined; and

c.	one Board member, after the first time that B. Riley beneficially owns less than $37.50 million of the Tranche A-2 Term Loan and Tranche A-3 Term Loan, combined;

2.	at and after the Equitization Closing:

a.
three Board members, for so long as B. Riley beneficially owns at least 75% of its Common Stock owned as of the Equitization Closing (the “Closing B. Riley Stock Ownership”) and at least 75% of the Tranche A-2 Term Loan and Tranche A-3 Term Loan, combined, beneficially owned by B. Riley as of the Equitization Closing (the “Closing Loan Ownership”);

b.
two Board members, after the first time that B. Riley beneficially owns less than 75% of the Closing B. Riley Stock Ownership or less than 75% of the Closing Loan Ownership, but for so long as B. Riley continues to beneficially own at least 50% of the Closing B. Riley Stock Ownership and at least 50% of the Closing Loan Ownership; and

c.	one Board member, after the first time that B. Riley beneficially owns less than 50% of the Closing B. Riley Stock Ownership or less than 50% of the Closing Loan Ownership;
Vintage’s contractual rights to nominate directors will continue with respect to:

1.
three Board members, for so long as Vintage beneficially own 75% of its Common Stock owned as of the record date for the annual Meeting of the Company’s shareholders held in 2019 (the “Closing Vintage Stock Ownership”);

2.
two Board members, after the first time that Vintage beneficially owns less than 75% of the Closing Vintage Stock Ownership but so long as Vintage continues to beneficially own at least 50% of the Closing Vintage Stock Ownership; and

3.	one Board member, after the first time that Vintage beneficially owns less than 50% of the Closing Vintage Stock Ownership.
In all instances, Vintage and B. Riley, respectively, must beneficially own at least 5% of the outstanding voting power of all of the Common Stock to retain their director nomination rights with regard to any directors.
The Investor Rights Agreement also provides pre-emptive rights to B. Riley with respect to certain future issuances of our equity securities. The Company has also agreed to reimburse B. Riley and Vintage for all reasonable out-of-pocket costs and expenses they incur, including fees for legal counsel, in the contemplated rights offering.
Registration Rights Agreement
On April 30, 2019, the Company entered into a registration rights agreement with B. Riley and Vintage (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have agreed to provide B. Riley and Vintage with customary demand and piggyback registration rights for all shares of our Common Stock they beneficially own following the completion of the Equitization Transactions. In addition, we have also agreed to provide certain piggyback registration rights to all persons who receive shares of our Common Stock through certain of the Equitization Transactions and who sign a joinder to the Registration Rights Agreement.

Item 3.02	Unregistered Sales of Equity Securities.
The information described under Item 1.01 above with regard to the Backstop Exchange Agreement is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of April 26, 2019, Thomas A. Christopher and Anne R. Pramaggiore each resigned as directors of the Company. The resignation of Mr. Christopher and Ms. Pramaggiore was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On and effective as of April 26, 2019, the Board appointed Alan B. Howe and Bryant R. Riley to serve as members of the Board. Mr. Howe will serve as a Class II director until the expiration of his term at the annual meeting of shareholders convened in 2020, or his prior death, resignation or removal. Mr. Riley will serve as a Class III director until the expiration of his term at the annual meeting of shareholders convened in 2021, or his prior death, resignation or removal. Each of Messrs. Howe and Riley were appointed to the Board pursuant to B. Riley's nomination rights under the Investor Rights Agreement described in Item 1.01 above.
In connection with their appointment and service to the Board, Messrs. Howe and Riley will be entitled to receive the same compensation as all other non-employee directors of the Company, as disclosed in the Company’s Annual Report and Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2019. Neither Mr. Howe nor Mr. Riley received any equity compensation or awards upon their appointment.
The Board has determined that Mr. Howe has met our independence standards, contained in the Corporate Governance Principles found on our Web site at www.babcock.com under “Investors—Corporate Governance—Governance Documents.” Mr. Howe will serve on the Audit & Finance and the Compensation Committees of the Board.
As the Co-Chief Executive Officer of B. Riley Financial, Inc., Mr. Riley may be deemed to a participant with material interests in certain transactions with the Company.  A description of the Company's relationships with B. Riley and its affiliates has been previously disclosed under the heading "Certain Relationships and Related Transactions" contained in the Company's Annual Report on Form 10-K as amended on April 30, 2019, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Backstop Exchange Agreement, dated as of April 30, 2019, by and among Babcock & Wilcox Enterprises, Inc. and B. Riley FBR, Inc.
10.2	Investor Rights Agreement, dated as of April 30, 2019, by and among Babcock & Wilcox Enterprises, Inc., B. Riley FBR, Inc. and Vintage Capital Management, LLC
10.3	Registration Rights Agreement, dated as of April 30, 2019, by and among Babcock & Wilcox Enterprises, Inc., and certain investors party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

April 30, 2019	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary